UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — May 23, 2007

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 5.02      Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
On May 23, 2007, NUCRYST Pharmaceuticals Corp. (the “Company”) passed a resolution appointing Mr. Barry M. Heck as Executive Chair of its Board of Directors effective May 23, 2007. Previously, Mr. Heck was the non-Executive Chair of the Company. As Executive Chair, Mr. Heck will be compensated at the rate of $20,000 per month and will receive standard options and restrictive stock units granted to Company directors (8,000 Options and 5,000 restricted share units) and benefits similar to executive officers of the Company. This position is expected to require less than 40 hours per week.
On May 23, 2007, the Company issued a press release announcing Mr. Heck’s appointment as Executive Chair of its Board of Directors.
The press release is attached as Exhibit 99.1
Item 9.01     Financial Statements and Exhibits
(c)	Exhibits

99.1 —	Press Release dated May 23, 2007 announcing the appointment of Mr. Barry M. Heck as Executive Chair of the Board of Directors of NUCRYST Pharmaceuticals Corp., effective May 23, 2007.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCRYST PHARMACEUTICALS CORP.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE: May 23, 2007

Exhibit 99.1
NUCRYST Pharmaceuticals appoints Barry M. Heck Executive Chairman
Wakefield, Massachusetts — May 23, 2007 — NUCRYST Pharmaceuticals Corp.’s Board of Directors announced today that Barry M. Heck has been appointed Executive Chairman, effective immediately. Previously, Mr. Heck was non-executive Chairman of NUCRYST. In an effort to enhance shareholder value, Mr. Heck will work closely with senior management on a number of initiatives including planning, corporate development and partnering strategies.
Mr. Heck has held a variety of senior executive positions at The Westaim Corporation over the past 10 years. Most recently, he served as President & CEO of The Westaim Corporation, playing a pivotal role in NUCRYST’s 2005 Initial Public Offering. Mr. Heck has also held the position of Westaim’s Senior Vice President and President of Westaim’s iFire Technology division.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.

For more information contact:
David Wills
Investor Relations
(416) 504-8464
info@nucryst.com
www.nucryst.com
This news release may contain forward-looking statements within the meaning of securities legislation in the United States and Canada. These statements are based on current expectations that are subject to risks and uncertainties, and the Company can give no assurance that these expectations are correct. Various factors could cause actual results to differ materially from those projected in such statements, including but not limited to: the initiation, timing, progress and results of our preclinical and clinical trials, research and development programs; our ability to implement our business model and strategic plans for our business, product candidates and technology; our ability to establish and maintain corporate collaborations; changes in general economic conditions; financial considerations; other risks and uncertainties unidentified at this time; and management’s response to these factors. The Company disclaims any intention or obligation to revise forward-looking statements whether as a result of new information, future developments or otherwise. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.